EXECUTION COPY


                             ENVIRONMENTAL INDEMNITY

               (Riviera Black Hawk Casino in Black Hawk, Colorado)

                  This Environmental Indemnity (as amended, modified or otherwise supplemented from time to time, this "Indemnity") is made and entered into as of June 26, 2002, by and among RIVIERA HOLDINGS CORPORATION, a Nevada corporation ("RHC") and Riviera Black Hawk, Inc., a Colorado corporation ("RBH"), as indemnitors (RHC and RBH collectively referred to as "Indemnitors"), and THE BANK OF NEW YORK, as trustee (in such capacity, together with its successors and assigns in such capacity, the "Trustee") under the Indenture referred to below for the holders from time to time (the "Holders") of the 11% Senior Secured Notes due 2010 (together with any amendments, supplements, modifications, renewals or extensions thereof and any notes issued in replacement thereof or exchange therefor from time to time, the "Notes"), in the original aggregate principal amount of $215,000,000, issued by RHC.

                                    RECITALS

                  A. RBH is a wholly-owned subsidiary of RHC and RBH is the present owner of the real property located in Black Hawk, Colorado included in the Collateral and more particularly described on Exhibit A (the "Trust Property").

                  B. RHC and the Trustee are, contemporaneously with the execution and delivery of this Indemnity, entering into a certain Indenture, dated as of June 26, 2002, by and among RHC, RBH, the other Guarantors named therein and the Trustee (as the same may be supplemented, amended, restated or otherwise modified from time to time, the "Indenture") pursuant to which RHC is issuing the Notes.

                  C. The Indenture and the Notes are secured, in part, by RBH's interest in the Trust Property and guaranteed, on a senior secured basis, by RBH. The Trust Property is secured by that certain Deed of Trust to Public Trustee, Security Agreement, Fixture Filing and Assignment of Rents, Leases and Leasehold Interests, between RBH and Trustee, dated as of the date hereof (the "Deed of Trust").

                  D. The Holders have required, as a condition precedent to entering into the Indenture, that Indemnitors shall have executed and delivered this Indemnity for the benefit of the Trustee and the ratable benefit of the Holders.

              NOW, THEREFORE, the parties hereto agree as follows:

         1.   Recitals.  The Recitals are incorporated herein by this reference.
              --------

         2. Definitions. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in the Indenture. For purposes of this Indemnity, the following terms have the meanings set forth below.

                  "Adjacent Property" means any property so situated as to pose a risk that a Hazardous Material could spread onto the Trust Property.

     "Environmental Laws" collectively means and includes any and all applicable present and, other than with respect to Section 3, future local, state and federal law relating to the environment and environmental conditions, including, without limitation, the Colorado Air Quality Control Act, Colo. Rev. Stat.ss.ss. 25-7-101 et seq.; the Colorado Water Quality Control Act, Colo. Rev. Stat.ss.ss. 25-8-101 et seq.; the Hazardous Waste Statute, Colo. Rev. Stat.ss.ss. 25-15-101 et seq.; the Hazardous Waste Sites Cleanup Statute, Colo. Rev. Stat.ss.ss. 25-16-101 et seq.; the Petroleum Storage Tank Statute, Colo. Rev. Stat.ss.ss. 8-20.5-101 et seq.; the Radiation Control Act, Colo. Rev. Stat.ss.ss. 25-11-101 et seq.; the Colorado Hazardous Substance Incidents Statute, Colo. Rev. Stat. ss.ss. 29-22-101 et seq.; the Colorado Hazardous Substances Act of 1973, Colo. Rev. Stat.ss.ss. 25-5-501 et seq.; the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C.ss. 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C.ss.ss. 9601-9657, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C.ss. 6901, et seq.; the Federal Water Pollution Control Act, 33 U.S.C.ss.ss. 1251 et seq.; the Clean Air Act, 42 U.S.C.ss.ss. 741 et seq.; the Clean Water Act, 33 U.S.C.ss. 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601-2629, the Safe Drinking Water Act, 42 U.S.C.ss.ss.300f-300j, or any other similar federal, state or local law of similar effect, each as amended, and any and all regulations, orders, and decrees now or hereafter promulgated thereunder or any and all common law requirements, rules and bases of liability regulating, relating to or imposing liability or standards of conduct concerning pollution or protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "Hazardous Materials" means any substance, material or waste that is or becomes designated or regulate as "toxic", "hazardous", pollutant", or "contaminant" or a similar designation or regulation under any Environmental Law or other federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including, without limitation, asbestos, petroleum products or by-products (including, without limitation, crude oil or any fraction thereof), the group of organic compounds known as polychlorinated biphenyls, radon gas, natural gas, urea formaldehyde, radioactive materials, toxic, infectious, reactive, corrosive, ignitable or flammable chemicals and chemicals known to cause cancer or adverse health effects.

                  "Material Adverse Effect" means any event, matter, condition or circumstance which (i) has or would reasonably be expected to have a material adverse effect on the business, properties, results of operations, or financial condition of Indemnitors and their Subsidiaries, taken as a whole, or (ii) would materially impair the ability of Indemnitors or any other Person to perform or observe their respective obligations under or in respect of the Indenture, this Indemnity, any Collateral Document, or any other document entered into by Indemnitors in connection with the foregoing (collectively, the "Transaction Documents"), in whole or part, or (iii) affects the legality, validity, binding effect or enforceability of any of the Indenture or any other Transaction Document, in whole or in part, or the perfection or priority of, or the ability to exercise remedies with respect to, the Liens granted to the Trustee.

                  "Premises" means the Trust Property, and all improvements now or hereafter located thereon, and all rights and interests of RBH therein.

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

                  "Remedial Work" means any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature reasonably necessary under any applicable, local, state or federal law or regulation, any judicial order, or by any governmental or nongovernmental entity or person because of, or in connection with, the current or future presence, suspected presence, release or suspected release of Hazardous Materials in or into the air, soil, groundwater, surface water or soil vapor at, on, about, under or within the Premises (or any portion thereof).

         3. Representations and Warranties. Except as would not constitute a Material Adverse Effect or except as otherwise set forth on Schedule 1, each of the Indemnitors represents and warrants that: (1) no Hazardous Material has been installed, used, generated, manufactured, treated, handled, refined, produced, processed, stored or disposed of in, on or under the Trust Property, including, without limitation, the surface and subsurface waters of the Trust Property, except in compliance in all material respects with Environmental Laws; (2) no activity has been undertaken on the Trust Property by Indemnitors, their respective agents, employees, contractors, licensees, guests or tenants or to their knowledge any other Person, which would cause, or has caused, (i) the Trust Property to become a hazardous waste treatment, storage or disposal facility, as such terms are defined and classified under any currently effective Environmental Law, (ii) a release or threatened release of Hazardous Materials on, under, about or from the Trust Property within the meaning of, or otherwise violate, any currently effective Environmental Law (except as expressly permitted in writing by a Governmental Authority), or (iii) the discharge or emission of Hazardous Materials which would require a permit under any currently effective Environmental Law hat has not been obtained and is in full force and effect; (3) no conditions caused by Indemnitors, their respective agents, employees, contractors, licensees, guests or tenants or, to their knowledge, any other Person, with respect to the Trust Property cause a violation or support a claim under any currently effective Environmental Law; (4) to the best of Indemnitors' knowledge after due inquiry, no underground storage tanks are located on the Trust Property or have been located on the Trust Property and subsequently removed or filled; (5) with respect to the Trust Property, Indemnitors have not received any notice at any time that it (or any of their tenants or guests) is or was claimed to be in violation of or in non-compliance with the conditions of any currently effective Environmental Law; and (6) there is not now pending or threatened any action, judgment, claim, consent decree, judicial or administrative orders or agreements, or governmental liens with respect to Indemnitors or the Trust Property relating to any currently effective Environmental Law.

     4. Covenants. Each of the Indemnitors covenants: (i) that no Hazardous Materials shall be installed, used, generated, manufactured, treated, handled, refined, produced, processed, stored or disposed of in, on or under the Trust Property, except in all material respects in compliance with all applicable rules, regulations and laws; (ii) that no activity shall be undertaken on the Trust Property which would cause (A) the Trust Property to become a hazardous waste treatment, storage or disposal facility, as such terms are defined and classified under any Environmental Law, (B) a release or threatened release of Hazardous Materials on, under, about or from the Trust Property within the meaning of, or otherwise violate, any Environmental Law (except as expressly permitted in writing by a governmental authority), or (C) the discharge or emission of Hazardous Materials into any watercourse, body of surface or subsurface water or wetland, or the discharge into the atmosphere of any Hazardous Materials, that would require a permit under any Environmental Law and

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

for which no such permit has been issued; (iii) that no activity shall be undertaken or permitted to be undertaken by Indemnitors on the Trust Property which would reasonably be expected to result in a violation under any Environmental Law; (iv) that soils excavated during construction and groundwater generated during dewatering activities on the Trust Property shall be handled and disposed of in compliance with Environmental Laws in all material respects;
(v) that if any Remedial Work is required under any applicable Environmental Laws because of or in connection with current or future presence, suspected presence, release or suspected release of a Hazardous Material into the air, soil, ground water, surface water, or soil vapor on, under or about the Premises or any portion thereof, Indemnitors shall promptly commence and diligently prosecute to completion all such Remedial Work; provided that the Remedial Work shall have been approved by any environmental regulatory agency having jurisdiction over such work; (vi) all Remedial Work shall be performed by contractors, and under the supervision of a consulting engineer, each approved in advance by the Trustee and any necessary environmental regulatory agencies and all costs and expenses of such Remedial Work and Trustee's or its agents' or representatives' monitoring or review of such Remedial Work (including reasonable attorneys' fees, charges and disbursements) shall be paid by Indemnitors; (vii) if Indemnitors do not timely commence and diligently prosecute to completion the Remedial Work, Trustee and its agents and representatives may (but shall not be obligated to) cause such Remedial Work to be performed and Indemnitors agree to bear and shall pay or reimburse Trustee on demand for all expenses (including reasonable attorneys' fees, charges and
disbursements)   relating   to  or  incurred  by  Trustee  and  its  agents  and
representatives in connection with monitoring, reviewing or performing any Remedial Work; (viii) Indemnitors shall not commence any Remedial Work or enter into any settlement agreement, consent decree or other compromise relating to any Hazardous Materials or Environmental Laws which might impair the value of the Trustee's or the Holders' security hereunder or under the other Transaction Documents, unless such Remedial Work is required to be performed by an environmental regulatory agency under applicable law in which case Indemnitors shall use their best efforts not to impair the value of the Trustee's or the Holders' security under the Transaction Documents; and (ix) promptly following completion of any remedial actions imposed upon Indemnitors under any Environmental Law by a governmental agency in response to a violation of
Environmental Laws or any environmental permits, licenses, approvals or authorizations or a release of Hazardous Materials at or from the Trust Property, Indemnitors shall obtain and deliver to the Trustee, either (x) an environmental report in form and substance reasonably acceptable to the Trustee from an environmental consultant reasonably acceptable to the Trustee, stating that all required action has been taken, and that upon completion of such action, the Trust Property is, to the knowledge of such professional, then in compliance with applicable Environmental Laws, or (y) a statement from the governmental agency that required such action to the effect that all required action has been taken to its satisfaction.

         5. Indemnities. Indemnitors hereby agree to unconditionally indemnify, defend, and hold the Trustee and the Holders harmless against: (1) any loss, fines, penalties, actions, suits, proceedings, liability, damage, expense or claim incurred in connection with, arising out of, resulting from or incident to the application of any Environmental Law with respect to the Trust Property; (2) any breach of any representation or warranty or the inaccuracy of any representation made by Indemnitors in or pursuant to this Indemnity; (3) any breach of any covenant or agreement made by Indemnitors in or pursuant to this Indemnity; (4) any liability or obligation arising out of CERCLA, any equivalent

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

state statute or any other Environmental Law which may be incurred or asserted against the Trustee or the Holders, directly or indirectly, under Environmental Laws, with respect to the Trust Property; and (5) any other loss, liability, damage, expense or claim which may be incurred by or asserted against the Trustee or the Holders, directly or indirectly, resulting from the presence of Hazardous Material on the Trust Property, including (A) all foreseeable and unforeseeable consequential damages, (B) the costs of any required or necessary investigation, repair, cleanup, remediation or detoxification and (C) the costs of the preparation and implementation of any closure, remedial or other remedial plans. Notwithstanding anything herein to the contrary, this Indemnity shall not be construed to impose liability on Indemnitors for Hazardous Materials placed, released or disposed of on the Trust Property or any obligation or liability under Environmental Law (except to the extent caused by the acts or omissions of Indemnitors or their respective agents, employees, contractor, licensees, guests and tenants) (i) after the date of foreclosure, assignment (other than an assignment by the Trustee to a successor trustee under the Indenture) or sale,
(ii) after the acceptance by the Trustee of a deed in lieu of foreclosure, (iii) during any period during which a receiver appointed upon the request or petition of the Trustee is in possession of the Trust Property or the Trustee operates the Trust Property as a mortgagee in possession, or (iv) to the extent such liability arises from the gross negligence or willful misconduct of the Trustee or any indemnitee hereunder.

         6. Duration of Indemnity. The duration of Indemnitors' obligations hereunder shall cease upon repayment of the Notes and/or the release of the Deed of Trust; provided, however, that Indemnitors' obligations with respect to Sections 5 and 9 shall not cease until the expiration of the statute of limitations period applicable to the subject matter of the underlying claim.

         7. Notices from Indemnitors. Indemnitors shall, promptly after obtaining knowledge thereof, advise the Trustee in writing of: (i) any governmental or regulatory actions instituted or threatened in writing under any Environmental Law affecting the Trust Property or this Indemnity or any requirement by a government or regulatory agency to take material response action with respect to the presence of Hazardous Materials on the Trust Property, including, without limitation, any notice of inspection (other than routine inspections), abatement or noncompliance; (ii) all claims made or threatened in writing by any third party against Indemnitors or the Trust Property relating to any Hazardous Material or a violation of an Environmental Law with respect to the Trust Property; (iii) Indemnitors' discovery of any occurrence or condition on the Trust Property or any Adjacent Property that would reasonably be expected to subject Indemnitors or the Trust Property to (A) a material claim under any Environmental Law or (B) any restriction on ownership, occupancy, transferability or material change in use of the Trust Property under any Environmental Law; and (iv) the commencement of any Remedial Work. Indemnitors shall deliver to the Trustee such documentation or records as the Trustee may reasonably request and that are susceptible of being obtained by Indemnitors relating to the Trust Property in relation to any Environmental Law without undue cost or expense and without the necessity for initiating legal proceedings to obtain the same. Trustee, on behalf of the Holders, may join and participate in, as a party if it so determines, any legal or administrative proceeding or action concerning the Premises under any Environmental Law. Indemnitors agree to bear and shall pay or reimburse Trustee on demand for all expenses (including reasonable attorneys' fees, charges and disbursements) relating to or incurred by Trustee in connection with any such action or proceeding.

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

         8. Notice of Claims Against Indemnitees. The Trustee agrees that it shall provide Indemnitors with written notice of any claim or demand that the Trustee has determined could give rise to a right of indemnification under this Indemnity; provided that the failure to give any such notice shall not limit Indemnitors' obligations hereunder. Such notice shall be given a reasonable time after the Trustee becomes aware of the relevant facts and shall specify, to the best of the Trustee's knowledge, the facts giving rise to the alleged claim, and the amount, to the extent determinable, of liability for which indemnity is asserted. Indemnitors agree that in any action, suit or proceeding brought against the Trustee or any Holder of a Note, the Trustee or such Holder, as the case may be, may be represented by counsel chosen by the Trustee or such Holder, as the case may be, without affecting or otherwise impairing this Indemnity and, to the extent fees and disbursements to such counsel are reasonably incurred in protecting the Trustee's or such Holder's interests, to pay such fees and disbursements. The Trustee agrees that, as to any action, suit or proceeding for which Indemnitors have acknowledged in writing and undertaken its obligation to indemnify, defend and hold the Holders harmless with respect thereto, the Trustee will not settle or otherwise compromise any such action, suit or proceeding without the prior written consent of Indemnitors, which consent shall not be unreasonably withheld or delayed. If, as to any such action, suit or proceeding for which Indemnitors have acknowledged in writing and undertaken their obligation to indemnify, defend and hold the Holders harmless with respect thereto, without obtaining the prior written consent in writing of Indemnitors, the Trustee compromises or otherwise settles such action, suit or proceeding, any such compromise or settlement without the consent of Indemnitors shall not be binding upon Indemnitors. Indemnitors agrees that it will not settle or compromise such action, suit or proceeding without the Trustee's prior written consent, which consent shall not be unreasonably withheld or delayed.

         9. Payment of the  Trustee's  Expenses.  If after notice of claim under
Section 8 the Trustee retains counsel for advice or other representation in connection with (i) any litigation, contest, dispute, suit or proceeding (whether instituted by the Trustee, Indemnitors, or any other party, including any governmental agency charged with enforcement of any Environmental Law) in any way relating to this Indemnity, or (ii) efforts initiated in good faith to enforce this Indemnity, then all of the reasonable attorneys' fees arising from such services and all related expenses and court costs shall be payable by Indemnitors within thirty (30) days after written demand.

         10. Environmental Inspections. With written notice during regular business hours (or with such notice and upon such terms as are reasonable in light of the circumstances), the Trustee (and/or its agents, employees and consultants) may enter the Trust Property to ascertain its environmental condition and with the reasonable belief that there has been, or could be, a release or threatened release of Hazardous Materials or a violation of Environmental Laws, may sample building materials, take soil samples and/or test borings, and otherwise inspect the Trust Property. The Trustee (and/or its agents, employees and consultants) shall conduct such inspection in a reasonable manner so as to not unduly disrupt the operation of Indemnitors and their guests and tenants.

         11. Obligations Absolute; Waivers. Except as otherwise provided in Sections 5, 6, and 8, the obligations of Indemnitors hereunder shall remain in full force without regard to, and shall not be impaired by the following, any of which may be taken in such manner, upon such terms and at such times as the Trustee, in accordance with the terms of the Indenture, this Indemnity, any

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

Collateral Document, or any other document entered into by Indemnitors in connection with the foregoing, deems advisable, without the consent of, or notice to, Indemnitors (except to the extent that it may be entitled to consent or notice, in its capacity as an Issuer or Subsidiary Guarantor, as applicable), nor shall any of the following give Indemnitors any recourse or right of action against the Trustee or any holder of a Note: (i) any express amendment, modification, renewal, addition, supplement, extension or acceleration of or to the Notes or the Indenture, this Indemnity, any Collateral Document, or any other document entered into by Indemnitors in connection with the foregoing (including, without limitation, this Indemnity, unless expressly agreed by the parties hereto in writing); (ii) any exercise or non-exercise by the Trustee of any right or privilege under the Indenture, this Indemnity, any Collateral Document, or any other document entered into by Indemnitors in connection with the foregoing; (iii) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Indemnitors, or any affiliate of Indemnitors, or any action taken with respect to this Indemnity by any trustee or receiver, or by any court, in any such proceeding, whether or not Indemnitors shall have had notice or knowledge of any of the foregoing; (iv) any release, waiver or discharge of Indemnitors (other than under this Indemnity) or any endorser or other guarantor from liability under any of the Indenture, this Indemnity, any Collateral Document, or any other document entered into by Indemnitors in connection with the foregoing or Indemnitors' grant to the Trustee of a security interest, Lien or encumbrance in any of Indemnitors' property; (v) unless expressly agreed by the parties hereto in writing, any subordination, compromise, settlement, release (by operation of law or otherwise), discharge, compound, collection, or liquidation of the Indenture, this Indemnity (unless expressly agreed to by the parties hereto in writing), any Collateral Document, or any other document entered into by Indemnitors in connection with the foregoing or any collateral described in the Indenture, this Indemnity, any Collateral Document, or any other document entered into by Indemnitors in connection with the foregoing or otherwise, or any substitution with respect thereto; (vi) any assignment or other transfer of the Indenture, this Indemnity, any other Collateral Document, or any other document entered into by Indemnitors in connection with the foregoing, in whole or in part; (vii) any acceptance of partial performance of any of the obligations of Indemnitors under the Indenture, this Indemnity, any other Collateral Document, or any other document entered into by Indemnitors in connection with the foregoing; (viii) any consent to the transfer of any collateral described in the Indenture, this Indemnity, any Collateral Document, or any other document entered into by Indemnitors in connection with the foregoing or otherwise; and (ix) any bid or purchase at any sale of the collateral described in the Indenture, this Indemnity, any Collateral Document, or any other document entered into by Indemnitors in connection with the foregoing.

         Except as otherwise provided in Sections 5, 6, and 8, the Indemnitors unconditionally waive any defense to the enforcement of this Indemnity, including, without limitation: (1) all presentments, demands (except as provided herein and in the Transaction Documents), demands for performance, notices of nonperformance, protests, notices of protest, dishonor, nonpayment, partial payment or default, notices of acceptance of this Indemnity and all other notices and formalities to which the Indemnitors may be entitled; (2) any right to require the Trustee to proceed against any guarantor or to proceed against or exhaust any collateral described in the Indenture, this Indemnity, any
Collateral Document, or any other document entered into by Indemnitors in connection with the foregoing or to pursue any other remedy whatsoever; (3) the defense of any statute of limitations affecting the liability of Indemnitors

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

hereunder, the liability of Indemnitors or any guarantor under the Indenture, any Collateral Document, or any other document entered into by Indemnitors in connection with the foregoing, or the enforcement hereof, to the extent permitted by law; (4) any defense arising by reason of any invalidity or unenforceability of the Indenture, any Collateral Document, or any other document entered into by Indemnitors in connection with the foregoing or any guarantor or of the manner in which the Trustee has exercised its remedies under the Indenture, this Indemnity, any Collateral Document, or any other document entered into by Indemnitors in connection with the foregoing; (5) any defense based upon any election of remedies by the Trustee, including, without limitation, any election to proceed by judicial or nonjudicial foreclosure of any security, whether real property or personal property security, or by deed in lieu thereof, and whether or not every aspect of any foreclosure sale is commercially reasonable, or any election of remedies (including, but not limited to, remedies relating to real property or personal property security) that destroys or otherwise impairs the rights of Indemnitors to proceed against any other Indemnitors or any other guarantor for reimbursement, or both; (6) any duty of the Trustee to advise Indemnitors of any information known to the Trustee regarding the financial condition of any guarantor or of any other circumstance affecting any guarantor's ability to perform its obligations to the Trustee, it being agreed that Indemnitors assume the responsibility for being and keeping informed regarding such condition or any such circumstances; (7) any right of subrogation and any rights to enforce any remedy that the Trustee now has or may hereafter have against any guarantor and any benefit of, and any right to participate in, any security now or hereafter held by the Holders, until all obligations under the Indenture, this Indemnity, any Collateral Document, or any other document entered into by Indemnitors in connection with the foregoing have been fully paid and indefeasibly performed; and (8) to the extent permitted by law, any right to assert against the Trustee or any holder of a Note any legal or equitable defense, counterclaim, set-off or crossclaim that it may now or at any time or times hereafter have against any other Indemnitors.

         12. No Waiver. Indemnitors' obligations hereunder shall in no way be impaired, reduced or released by reason of the Trustee's omission or delay to exercise any right described herein or in connection with any notice (except for notices required of the Trustee pursuant to this Indemnity), demand, warning or claim regarding violations of any Environmental Laws governing the Trust Property, except as expressly provided in Section 5 hereof.

         13.      Recourse.
                  --------

                  (a) Each of the Indemnitors agrees that the obligations of Indemnitors hereunder are separate, independent of and in addition to Indemnitors' respective obligations under the Indenture or any other Transaction Document.

                  (b) Indemnitors agree that a separate action may be brought to enforce the provisions of this Indemnity, which shall in no way be deemed to be an action on the Notes, whether or not the Trustee would be entitled to a deficiency judgment following a judicial foreclosure or sale under any Deed of Trust. Indemnitors waive any right to require that any action be brought by the Trustee or any holder of a Note against Indemnitors or any other Person, or that any other remedy under the Indenture, this Indemnity, any other Collateral Document, or any other document entered into by Indemnitors in connection with the foregoing be exercised. The Trustee may, at its option, proceed against Indemnitors in the first instance to collect monies when due or to obtain performance under this Indemnity, without first proceeding against Indemnitors or any other Indemnitors or any other Person and without first resorting to any other indemnity, the Indenture, this Indemnity, any Collateral Document, or any other document entered into by Indemnitors in connection with the foregoing or any other remedy under the Indenture, this Indemnity, any Collateral Document, or any other document entered into by Indemnitors in connection with the foregoing.

                  (c) This Indemnity is not given as additional security for the Notes and is entirely independent of the Notes (except as provided in Section
5), and shall not be measured or affected by any amounts at any time owing under the other Transaction Documents, the sufficiency or insufficiency of any collateral (including without limitation the Premises) given to the Trustee to secure repayment of the Notes, or the consideration given by the Trustee or any other party in order to acquire the Premises or any portion thereof. None of the obligations of Indemnitors hereunder shall be in any way secured by the lien of the Deed of Trust or any other Transaction Document.

         14. Successors and Assigns. Subject to the provisions of Sections 5 and 6, this Indemnity shall be continuing, irrevocable and binding on Indemnitors and their respective successors and assigns, and this Indemnity shall be binding upon and shall inure to the benefit of the Trustee and each Holder and their respective successors and assigns. The death or dissolution of Indemnitors shall not affect this Indemnity or any of Indemnitors' obligations hereunder. It is agreed by Indemnitors that their liabilities hereunder are not contingent on the signature of any other Indemnitor under any other indemnity.

         15. Notices. All notices, demands and other communications under this Indemnity shall be given in accordance with Section 13.02 of the Indenture.

         16. Entire Agreement. This Indemnity constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter contained in this Indemnity.

         17. Amendment and Waiver. This Indemnity may not be amended except by a writing signed by all the parties, nor shall observance of any term of this may be waived except with the written consent of the Trustee.

         18. Governing Law. This Indemnity and any claims or disputes relating thereto shall be governed and construed in accordance with the laws of the State of New York ((INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), without regard to the principles of conflict of laws thereof.

         19. Counterparts. This Indemnity may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same agreement.

         20. Severability. All provisions contained in this Indemnity are severable and the invalidity or unenforceability of any provision shall not affect or impair the validity or enforceability of the remaining provisions of this Indemnity.

         21. Headings. The descriptive headings of the Sections of this Indemnity are inserted for convenience only and do not constitute a part of this Indemnity.

         22. Joint and Several Liability. Each of the undersigned Indemnitors shall be jointly and severally liable for all obligations, costs, indemnities, expenses and other liabilities of Indemnitors under this Agreement.

         23. Attorney's Fees. If Trustee, or someone on its behalf, retains the services of any attorney in connection with this Agreement, Indemnitor shall pay the costs and reasonable attorneys' fees thereby incurred. Trustee may employ an attorney of Trustee's own choice.

         24. Interest. In the event that Trustee or the Holders incur any obligations, costs or expenses under this Agreement, Indemnitors shall pay such costs, obligations and expenses immediately, on demand. If such payment is not received within twenty (20) days after demand thereof, interest on such amount shall, after the expiration of such twenty (20) day period, accrue at the rate of eighteen percent (18%), or the maximum rate permitted by law, whichever is less, until such amount, plus interest, is paid in full.

         25. Jurisdiction and Venue. The Trustee and Indemnitors irrevocably and unconditionally agree to submit to the exclusive jurisdiction of the state courts and United States federal courts sitting in the State of New York for any actions, suits or proceedings arising out of or relating to this Indemnity. The Trustee and Indemnitors further irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Indemnity in the state courts and United States federal courts sitting in the State of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         26. Waiver of Jury Trial. To the fullest extent permitted by law, the Trustee and Indemnitors each waives any right to have a jury participate in resolving any dispute whether sounding in contract, tort or otherwise arising out of, connected with, related to or incidental to the relationship established between them in connection with this Indemnity. Any such disputes shall be resolved in a bench trial without a jury.

                            [Signature Page Follows]

           IN WITNESS WHEREOF, this Environmental Indemnity has been executed as of the date first above written.



TRUSTEE:                              THE BANK OF NEW YORK, as Trustee


                                      By:
                                      -----------------------------------------
                                      Name:
                                      Title:



INDEMNITORS:                          RIVIERA HOLDINGS CORPORATION,
                                      a Nevada corporation


                                      By:
                                      -----------------------------------------
                                      Name:
                                      Title:


                                      RIVIERA BLACK HAWK, INC.,
                                      a Colorado corporation


                                      By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                   SCHEDULE 1


                         Hazardous Materials Disclosure

                                      None.








                                  Schedule 1-1

                                    EXHIBIT A

                         [Legal Description (Colorado)]